PDL

Convertible Notes Offering

November 2016

PDL

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits from our investment in Noden Pharma DAC;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Disclaimers

- This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
- This informational meeting regarding PDL BioPharma, Inc. is strictly confidential and is for you to familiarize yourself with the company. We request that you keep any information we provide at this meeting confidential and that you do not disclose any of the information to any other parties without the company's and the underwriter's prior express written permission.
- We have filed a registration statement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement relating to this offering and the accompanying prospectus, including the Risk Factors set forth therein, and the documents that we have filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from RBC Capital Markets, LLC, Attention: Equity Syndicate, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, at 1-877-822-4089 or email a request to equityprospectus@rbccm.com.

Overview

PDL

Mission

PDL BioPharma seeks to optimize its return on investments so as to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

PDL

PDL Today

Specialty Pharma

- ✓ Noden Pharma DAC investment, an Irish domiciled specialty pharma, ultimately resulting in ~88% ownership.
- ✓ Tekturna® and Tekturna HCT ® in US and Rasilez ® and Rasilez HCT ® in the rest of world.
- ✓ These are direct renin inhibitors, either as monotherapy (Tekturna and Rasilez) or combination with a diuretic (Tekturna HCT and Rasilez HCT), for the treatment of hypertension, typically third line therapy.
- ✓ Acquired from Novartis which had worldwide sales of $154 million in 2015 and $73 million in 1H16.
- ✓ Limited promotional activities for last 3 years.

Royalty & Debt Deals

- ✓ Four debt deals representing deployed and committed capital of $268 and $308 million, respectively: Lensar, Direct Flow Medical, kaléo, and CareView.
- ✓ Seven royalty transactions representing deployed and committed capital of $496 and $537 million, respectively: Depomed, VB, University of Michigan, ARIAD, Kybella and AcelRx.
- ✓ One hybrid royalty/debt transaction representing deployed and committed capital of $44 million: Wellstat Diagnostics.
- ✓ Five completed deals with average annualized return of 18.4%.

PDL

PDL Future

Specialty Pharma

- ✓Acquiring additional specialty pharma products for Noden Pharma DAC.
- ✓Significant focus.
- ✓Using proceeds from completed deals to fund new product acquisitions.

Royalty & Debt Deals

- ✓Fewer royalty transactions and still fewer debt transactions.

Solanezumab

- ✓Data from Eli Lilly's Phase 3 trial in patients with mild Alzheimer's Disease expected at end of 2016.
- ✓If approved, 2% royalty to PDL for 12.5 years after first commercial launch.

PDL

Experienced Leadership

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
Controller & Chief Accounting Officer

Nathan Kryszak
Senior Counsel

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track-Record of Success

PDL

NODEN PHARMA

PDL

Hypertension

- Chronic condition with serious long-term cardiovascular implications which affects about 29% of the US adult population = 78 million in US alone.

- Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.

- ACEs (angiotensin converting enzymes) and ARBs (angiotensin receptor blockers) are typically first and second line therapies.

- Tekturna is deemed to be an alternative to ACEs and ARBs, especially in ACE/ARB intolerant patients.
  - ~12% are intolerant of both ACEs and ARBs = 9.3 million in US alone.

PDL

Tekturna Products in Noden

- **US**
  - Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.
    - Not for use with ACEs or ARBs in patients with diabetes or renal impairment.
    - Approved in US in 2007.
  - Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.
    - Not for use with ACEs and ARBs in patients with diabetes or renal impairment and not for use in patients with known anuria or hypersensitivity to sulfonamide derived drugs.
    - Approved in US in 2009.
- **Ex-US**
  - Rasilez® - trade name for Tekturna outside the US
    - Approved in EU in 2007.
  - Rasilez® HCT - trade name for Tekturna HCT outside the US
    - Approved in EU in 2009.

PDL

Noden Entities and Team

- **Noden DAC**
  - Domiciled in Ireland.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.

- **Noden US**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.

- **PDL**
  - As of 3Q2016, approximately 98.8% ownership of Noden.
  - Noden financials consolidated with PDL financials as of 3Q16.

- **Noden Team**
  - **Elie Farah, CEO** – Previously CEO and President of Merus Labs and Transition Therapeutics, Director of M&A at Boehringer Ingelheim.
  - **Michael McCann, Head of Sales and Marketing US** – Previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
  - **Maria Sanchez, Head of Manufacturing/Logistics** – Previously Global Product Supply New Product Development Project Lead at Bayer.

PDL

Transition from Novartis

Commercialization

- US
  - Novartis distributing through September 30, 2016 and Noden receiving a transfer of profit.
  - Noden USA assumed commercialization responsibilities on October 1, 2016.
- Ex-US
  - Novartis distributing until transfer of marketing authorizations (projected 1H17) and Noden receiving a transfer of profit.
  - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.
  - Focus on most of EU, Canada, Switzerland and Japan with either deregistration or licensing or distributor in other potentially important territories, such China.

Manufacturing

- Novartis to supply API while Noden seeks third party manufacturer but no later than November 2020.
- Novartis to supply tableted product and finished product while Noden seeks third party manufacturer but no later than June 2019 except for US where Noden has already assumed packaging and labeling responsibilities.

PDL

Novartis/Tekturna Deal

- **Total Potential Size**
  - Up to $334 million.
- **Closing Payments**
  - $110 million to Novartis.
  - $40 million to Noden as working capital.
- **First Anniversary**
  - $89 million due to Novartis.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity investment from PDL and debt from third parties.

PDL

Tekturna IP

- **Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.**
- **United States**
  - Composition of matter protection to July 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
    - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
      - No approved ANDA applications in the United States to date.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-How which is necessary for economical manufacture of the products.

PDL

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 3 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEs and ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for the future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

PDL

Royalty & Debt Investments

PDL

16 Royalty & Debt Investments

11 Current Deals

Royalty Acquisition kybella $9,500,000 July 2016	**11 Current Deals**	Royalty Acquisition AcelRx Pharmaceuticals, Inc. $65,000,000 September 2015
Royalty Acquisition ARIAD Up to $140,000,000 July 2015	Senior Secured Financing CareView Communications $40,000,000 June 2015	Royalty Acquisition University of Michigan $65,600,000 November 2014
Royalty Acquisition VB Viscogliosi Bros., LLC $15,500,000 June 2014	Senior Secured Note Purchase kaléo $150,000,000 April 2014	Senior Secured Financing Direct Flow Medical, Inc. $58,000,000 November 2013
Royalty Acquisition Depomed $240,500,000 October 2013	Senior Secured Financing LENSAR $60,000,000 October 2013	Royalty Transaction/ Senior Secured Financing Wellstat Diagnostics, LLC $44,000,000 November 2012

5 Concluded Deals

Senior Secured Financing Paradigm Spine $75,000,000 February 2014	**5 Concluded Deals**	Royalty Transaction / Senior Secured Financing Avinger $40,000,000 April 2013
Senior Secured Financing Durata Therapeutics $70,000,000 October 2013	Royalty Transaction/ Senior Secured Financing AxoGen $20,800,000 October 2012	Senior Secured Financing Merus Labs $55,000,000 July 2012

PDL

On-Going Transactions

Entity	Deal Summary
kybella (Royalty)	▪ $9.5 million for an individual's royalty. ▪ $1 million milestone upon attainment of specified sales level.
AcelRx Pharmaceuticals, Inc. (Royalty)	▪ $65 million in exchange for 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.
ARIAD (Royalty)	▪ Up to $140M with $50M at signing, $50M at 12-month anniversary and up to an additional $40M at ARIAD's option in July 2017. 2.5% on Iclusig WW net sales from signing through 12 months; 5% from 12 months through 12/31/2018; 6.5% thereafter. ▪ Brigatinib (currently FDA filed with priority review) is a back up source of repayments
CAREVIEW Communications (Debt)	▪ Up to $40M loan, of which the first tranche of $20M was funded on October 7, 2015 and the second tranche is payable upon attainment of a milestone by June 30, 2017. Each tranche has a five year maturity; first tranche pays interest at 13.5% and second tranche pays interest at 13.0%.
M University of Michigan (Royalty)	▪ PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6M.
VB Viscogliosi Bros., LLC (Royalty)	▪ PDL acquired right to receive royalties on sales of spinal implant for $15.5M until PDL receives 2.3x its cash.

Entity	Deal Summary
kaléo (Debt)	▪ $150M in notes backed by 20% net sales of Auvi-Q and 10% of net sales of EVZIO by kaléo. The Notes pay interest at 13% with an expected final maturity in 2020. ▪ Kaleo announced re-launch of Auvi-Q in 1H 2017.
Direct Flow Medical, Inc. (Debt)	▪ $35M loan at signing plus $15M loan funded in November 2014 and $5M, $1.5M and $1.5M million loan funded in January, May and September 2016, respectively, secured by substantially all assets of Direct Flow. Initial interest rate was 15.5% on $35M and was reduced to 13.5% upon funding the second tranche of $15M.
Depomed (Royalty)	▪ PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M until PDL receives $481M after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR (Debt)	▪ $40M loan secured by substantially all assets of Lensar was amended and restated as part of Alphaeon's acquisition of Lensar. Alphaeon assumed $42M of debt and issued 1.7 M shares of Alphaeon common stock to PDL as part of the amendment. The loan matures on December 15, 2020.
Wellstat Diagnostics, LLC (Hybrid Royalty/Debt)	▪ $44M hybrid debt-royalty structure royalty whereby return on the loans depends on the date of repayment. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. PDL had advanced additional sums for operating expenses but is no longer doing so.

PDL

Potential Royalty: Solanezumab

- **Solanezumab**
  - Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.
- **Previous Phase 3 Trials**
  - In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer's Disease did not slow disease progression but secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
  - Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - Lilly has presented two year data from an extension of these studies that utilized a delayed start analysis which suggests that patients who started solanezumab earlier retained an advantage in cognition and daily function over those who started later and that the difference persisted for two years.
- **Current Phase 3**
  - Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
  - Study uses PET scans or similar screens to distinguish between patients with Alzheimer's Disease and those with dementia.
  - Data expected in 4Q16 and filing for approval in 1H17 if data is positive.
- **Protocol Change**
  - Lilly moved from a co-primary endpoint of cognitive and functional change to a single endpoint of cognitive change with functional change as a secondary endpoint.
  - Improves statistical power but 2013 FDA guidance has been for both endpoints as primaries.
- **PDL Know How Royalty**
  - PDL has a 2% know-how royalty on solanezumab which runs for 12.5 years from the date of its first sale.
  - Recent survey of institutional investors suggests that, if approved, average peak sales in 2022 would be $6.2 billion with 60% of respondents suggesting a range of $5-8 billion.

PDL

Investment Track Record

Deal	Transaction Date	Transaction Maturity Date	Total Committed	Amount Invested	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
Total			**$ 240.8**	**$ 194.3**	**$ 249.0**	**1.8**	**1.3**	**18.4%**

1. Includes equity transactions.
2. Includes actual/forecasted cash flows from royalty portion of transaction.

PDL

Financials

PDL

Income Statements

(In thousands, except per share amounts) (unaudited)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Royalties from Queen et al. patents	$ 14,958	$ 119,222	$ 150,645	$ 363,916
Royalty rights - change in fair value	16,085	(4,280)	(11,872)	19,298
Interest revenue	8,594	9,096	24,901	28,596
Product revenue, net	14,128	-	14,128	-
License and other	(127)	580	7	580
Total revenues	53,638	124,618	177,809	412,390
Amortization of intangible assets	6,014	-	6,014	-
General and administrative expenses	10,396	8,450	27,193	23,545
Sales and marketing	11	-	11	-
Researach and development	1,933	-	1,933	-
Change in fair value of anniversary payment and contingent consideration	2,083	-	2,083	-
Acquisition-related costs	546	-	3,505	-
Total operating expenses	20,983	8,450	40,739	23,545
Operating income	32,655	116,168	137,070	388,845
Interest and other income, net	162	87	404	294
Interest expense	(4,513)	(5,901)	(13,524)	(21,710)
Income before income taxes	28,304	110,354	123,950	367,429
Income tax expense	14,400	40,895	50,011	135,208
Net income	13,904	69,459	73,939	232,221
Net loss attributable to noncontrolling interests	3	-	3	-
Net income attributable to PDL's shareholders	$ 13,907	$ 69,459	$ 73,942	$ 232,221
Net income per share - Basic	$ 0.08	$ 0.42	$ 0.45	$ 1.42
Net income per share - Diluted	$ 0.08	$ 0.42	$ 0.45	$ 1.42

PDL

Condensed Balance Sheets

Condensed consolidated balance sheets (unaudited)	**September 30, 2016**	**December 31, 2015**
Cash, cash equivalents and investments	$ 114,575	$ 220,352
Total notes receivable	$ 320,997	$ 364,905
Total royalty rights - at fair value	$ 399,592	$ 399,204
Total assets	$ 1,216,066	$ 1,012,205
Total term loan payable	$ -	$ 24,966
Convertible notes payable [1, 2]	$ 234,895	$ 228,862
Total stockholders's equity	$ 753,856	$ 695,952

1. In November 2015, PDL bought back $53.6 million in aggregate principal for $43.7 million in cash in open market transactions.
2. $246 million due in February 2018. Current conversion price per share is $9.17 and increased by bond hedge and warrant to $10.36.

Conclusion

PDL

Investment Highlights

- Tekturna and Tekturna HCT are important unique products for treatment of hypertension with potential upside in revenues if promoted appropriately.

- Noden is a tax efficient vehicle and additional spec pharma products will be added.

- 16 royalty and debt deals with 11 on-going and 5 completed with an average annualized return of 18.4%.

- Team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add products to Noden.